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[ZOLTEK logo]
FOR IMMEDIATE RELEASE
---------------------

              ZOLTEK REPORTS RECORD QUARTERLY AND FULL YEAR SALES
              ---------------------------------------------------

         ST. LOUIS, MISSOURI -- DECEMBER 1, 2008 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today reported results for the fourth quarter and full fiscal year ended September 30, 2008, highlighted by record quarterly and annual sales. Zoltek had previously reported these sales results on a preliminary basis in a press release on October 15th, which updated its recent financial performance and outlook.

         For the fourth quarter of fiscal 2008, Zoltek reported net sales of $51.0 million, compared to $43.6 million in the fourth quarter of fiscal 2007, an increase of 17.0% and an all-time high for any quarter. On a sequential quarter basis, sales for the latest quarter were up $6.0 million or 13.3% from the third quarter of fiscal 2008. For fiscal 2008 as a whole, Zoltek's net sales were $185.6 million, compared to $150.9 million in fiscal 2007, an increase of 23%.

         As previously reported, operating income for the fourth quarter and full fiscal year were adversely affected by a charge related to Zoltek's legal dispute with Structural Polymer Group Limited (see Zoltek press release
October 8, 2008). Operating income for the quarterly period and full fiscal year were also adversely affected by large increases in raw material and energy costs, which have fallen sharply over the past few months.

         The Company reported EBITDA (a non-GAAP financial measure)* of $36.5 million in fiscal 2008, an increase over EBITDA of $27.3 million reported for the prior fiscal year. During fiscal 2008, Zoltek reported $20.2 million of net cash provided by operating activities, despite increases of $17.4 million in inventories and $4.4 million in accounts receivable. The Company finished the year with $29.2 million of unrestricted cash.

         "Given the current global financial situation, we feel confident that cash on hand and the Company's cash generating ability, along with existing credit facilities, will support our operations for the foreseeable future," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer.

         "While our results for the fourth quarter and full year fiscal 2008 reflect impressive growth, we did not meet the aggressive sales goal that we had set for ourselves," Rumy said. "Our lower-than-expected sales in fiscal
2008 resulted not from any fundamental softening in demand, but from the long sales cycle inherent in obtaining large-volume supply agreements. With the successful completion of our major expansion program in fiscal 2008, coupled with industry-wide capacity growth, we believe that we have taken the steps necessary to

---------------------------
* "EBITDA" is a non-GAAP financial measure and is defined by Zoltek as operating income from continuing operations before deduction for depreciation and amortization. This term, as defined by Zoltek, may not be comparable to similarly titled measures used by other companies. Zoltek derived EBITDA of $36.5 million for fiscal 2008 by adding depreciation and amortization in accordance with GAAP of $16.5 million for the period and operating income from continuing operations in accordance with GAAP of $20.0 million for the period. Zoltek derived EBITDA of $27.3 million for fiscal 2007 by adding depreciation and amortization in accordance with GAAP of $9.2 million for the period and operating income from continuing operations in accordance with GAAP of $18.1 million for the period. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. Management compensates for these limitations by presenting both the GAAP and non-GAAP measures of its results. Zoltek believes the presentation of this measure is useful to investors because it is a liquidity measure used by management to measure Zoltek's ability to fund operations and its financing obligations.


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Zoltek Reports Record Quarterly And Full Year Sales
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December 1, 2008

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assure large-volume users of carbon fibers of the availability of adequate supply at predictable and attractive prices for commercial applications. We believe we have built the groundwork for accelerated growth in fiscal 2009 and beyond."

         Rumy added, "While reported sales may vary significantly during fiscal 2009 due to currency fluctuations which have experienced extreme volatility over the past year, we expect our sales volume to increase as we develop new customers in existing markets and continue to expand our global markets. In fiscal 2008 approximately 70% of our sales were based on long-term contracts. At this time we believe our existing contracts will generate more volume during fiscal 2009. Since our revenues and raw material costs are generally in the same currencies, our profit margins are not affected greatly by currency fluctuations."

         Zoltek's largest application currently is wind energy. The Company continues to be the leading supplier of the low-cost, high-performance carbon fibers used in building the largest and most advanced wind turbines. Even with the slowdown in the world economy, the outlook in wind energy remains extremely bright. Rumy stated, "The fundamentals of alternative energy generally - and wind energy in particular - are extremely solid, with strong support from governments in Europe, Asia and North America. Wind energy has been growing at an average rate of 25% to 35% a year over the past several years, even when oil was selling for as little as $30 per barrel. We see no dramatic change in the outlook for 2009 and beyond. This business is predicted only to get bigger."

         Zoltek will host a conference call to review fourth quarter and fiscal year-end 2008 results and answer questions on Tuesday, December 2, 2008, at 10:00 am CT. The conference dial-in number is (877) 857-6163. The confirmation code is 8854774. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek's website -- www.zoltek.com -- under "Investor Relations - Events & Presentations." The webcast replay will be available on the website several hours after the call.

                       FOR FURTHER INFORMATION CONTACT:
                                ZSOLT RUMY, CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

         This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.



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Zoltek Reports Record Quarterly And Full Year Sales
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December 1, 2008

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         This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (2) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (3) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (4) maintain profitable operations; (5) increase our borrowing at acceptable costs; (6) manage changes in customers' forecasted requirements for our products; (7) continue investing in application and market development in a range of industries; (8) manufacture low-cost carbon fibers and profitably market them despite increases in raw material and energy costs; (9) successfully operate our Mexican facility to produce acrylic fiber precursor and add carbon fiber production lines; (10) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; and (11) manage the risks identified under "Risk Factors" below and in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.



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Zoltek Reports Record Quarterly And Full Year Sales
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December 1, 2008

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                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                               (Amounts in thousands, except share and per share data)
                                                     (Unaudited)
                                                                                            Fiscal Year Ended
                                                                                              September 30,
                                                                                        2008                 2007
                                                                                    --------------------------------
Net sales...........................................................................$   185,616          $   150,880
Cost of sales.......................................................................    134,393              107,506
                                                                                    -----------          -----------
      Gross profit..................................................................     51,223               43,374
Application and development costs...................................................      8,093                7,230
Litigation charge...................................................................      4,884                5,400
Selling, general and administrative expenses........................................     18,239               12,635
                                                                                    -----------          -----------
OPERATING INCOME FROM CONTINUING OPERATIONS.........................................     20,007               18,109
Interest expense, excluding amortization of financing fees, debt
  discount and beneficial conversion feature........................................     (1,862)              (2,346)
Warrant issue expense...............................................................          -               (6,362)
Amortization of financing fees and debt discount....................................     (6,682)              (9,771)
Loss on currency translation........................................................       (385)                (707)
Loss on value of warrants and beneficial conversion feature.........................          -                 (314)
Interest income.....................................................................      2,904                1,829
Other, net .........................................................................     (1,125)                (424)
Income tax expense..................................................................     (5,416)              (1,986)
                                                                                    -----------          -----------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS........................................      7,441               (1,972)
Loss from discontinued operations, net of taxes.....................................          -                 (545)
                                                                                    -----------          -----------
NET INCOME (LOSS)...................................................................$     7,441          $    (2,517)
                                                                                    ===========          ===========

Net income (loss) per share:
      Basic and diluted income (loss) per share:
          Continuing operations.....................................................$      0.22          $     (0.07)
          Discontinued operations...................................................          -                (0.02)
                                                                                    -----------          -----------
                 Total..............................................................$      0.22          $     (0.09)
                                                                                    ===========          ===========

Weighted average common shares outstanding - basic..................................     34,042               28,539
Weighted average common shares outstanding - diluted................................     34,172               28,539




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Zoltek Reports Record Quarterly And Full Year Sales
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December 1, 2008

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                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                               (Amounts in thousands, except share and per share data)
                                                     (Unaudited)
                                                                                           Three Months Ended
                                                                                              September 30,
                                                                                        2008                 2007
                                                                                    --------------------------------
Net sales...........................................................................$    51,013          $    43,579
Cost of sales.......................................................................     38,212               30,584
                                                                                    -----------          -----------
      Gross profit..................................................................     12,801               12,995
Application and development costs...................................................      2,154                1,833
Litigation charge...................................................................      4,884                5,400
Selling, general and administrative expenses........................................      6,136                3,221
                                                                                    -----------          -----------
OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS..................................       (373)               2,541
Interest expense, excluding amortization of financing fees, debt
  discount and beneficial conversion feature........................................       (522)                (387)
Amortization of financing fees and debt discount....................................     (1,637)              (3,397)
Gain on currency translation........................................................      1,626                  307
Interest income.....................................................................        323                  931
Other, net .........................................................................       (665)                (154)
Income tax expense..................................................................       (542)              (1,182)
                                                                                    -----------          -----------
NET LOSS FROM CONTINUING OPERATIONS.................................................     (1,790)              (1,341)
Loss from discontinued operations, net of taxes.....................................          -                 (503)
                                                                                    -----------          -----------
NET LOSS............................................................................$    (1,790)         $    (1,844)
                                                                                    ===========          ===========

Net loss per share:
      Basic and diluted loss per share:
          Continuing operations.....................................................$     (0.05)         $     (0.04)
          Discontinued operations...................................................          -                (0.02)
                                                                                    -----------          -----------
                Total...............................................................$     (0.05)         $     (0.06)
                                                                                    ===========          ===========

Weighted average common shares outstanding - basic .................................     34,317               31,542
Weighted average common shares outstanding - diluted................................     34,408               31,542


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Zoltek Reports Record Quarterly And Full Year Sales
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December 1, 2008

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                                                CONSOLIDATED BALANCE SHEETS
                                  (Amounts in thousands, except share and per share data)
                                                        (Unaudited)
                                                                                                       September 30,
                                                                                                     2008          2007
                                                                                                 -------------------------
ASSETS
--------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents.................................................................  $    29,224   $   121,761
     Restricted cash...........................................................................       23,500        13,815
     Accounts receivable, less allowance for doubtful accounts of $1,754 and
        $729, respectively.....................................................................       42,690        37,495
     Inventories...............................................................................       45,659        27,941
     Other current assets......................................................................        9,432        10,858
                                                                                                 -----------   -----------
         Total current assets..................................................................      150,505       211,870
Property and equipment, net....................................................................      288,894       188,801
Other assets...................................................................................          765         2,928
                                                                                                 -----------   -----------
         Total assets..........................................................................  $   440,164   $   403,599
                                                                                                 ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------------
Current liabilities:
     Construction payables.....................................................................  $     8,450   $     4,859
     Current maturities of long-term debt......................................................       12,601        13,813
     Trade accounts payable....................................................................       15,093        12,394
     Legal liabilities.........................................................................       29,083        24,543
     Accrued expenses and other liabilities....................................................        9,278         8,305
                                                                                                 -----------   -----------

         Total current liabilities.............................................................       74,505        63,914
Long-term debt, less current maturities........................................................        3,562         6,851
Hungarian grant, long-term ....................................................................       10,882         7,969
Deferred tax liabilities.......................................................................        4,521         4,046
Other long-term liabilities....................................................................           28            52
                                                                                                 -----------   -----------
         Total liabilities.....................................................................       93,498        82,832
                                                                                                 -----------   -----------
Commitments and contingencies
Shareholders' equity:
     Preferred stock, $.01 par value, 1,000,000 shares authorized,
       no shares issued and outstanding........................................................            -             -
     Common stock, $.01 par value, 50,000,000 shares authorized,
        34,389,428 and 33,653,735 shares issued and outstanding
        in 2008 and 2007, respectively.........................................................          344           337
     Additional paid-in capital................................................................      491,175       476,205
     Accumulated other comprehensive income....................................................       11,730         8,249
     Accumulated deficit ......................................................................     (156,583)     (164,024)
                                                                                                 -----------   -----------
         Total shareholders' equity............................................................      346,666       320,767
                                                                                                 -----------   -----------
         Total liabilities and shareholders' equity............................................  $   440,164   $   403,599
                                                                                                 ===========   ===========

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Zoltek Reports Record Quarterly And Full Year Sales
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                                             OPERATING SEGMENTS SUMMARY
                                               (Amounts in thousands)
                                                    (Unaudited)

                                                                     THREE MONTHS ENDED SEPTEMBER 30, 2008
                                                                     -------------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $    42,367    $     7,826    $      820     $    51,013
Cost of sales..........................................         31,139          6,258           815          38,212
                                                           -----------    -----------    ----------     -----------
Gross profit...........................................         11,228          1,568             5          12,801
Operating income (loss)................................          5,870          1,426        (7,669)           (373)
Depreciation and amortization expense..................          4,153            646           218           5,017
Capital expenditures...................................         12,851          1,506         1,049          15,406

                                                                     THREE MONTHS ENDED SEPTEMBER 30, 2007
                                                                     -------------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $    37,267    $     5,478    $      834     $    43,579
Cost of sales..........................................         25,529          4,588           467          30,584
                                                           -----------    -----------    ----------     -----------
Gross profit...........................................         11,738            890           367          12,995
Operating income (loss)................................         10,530          1,409        (9,398)          2,541
Depreciation and amortization expense..................          2,496            333           121           2,950
Capital expenditures...................................          9,370           (604)        1,858          10,624

                                                                     FISCAL YEAR ENDED SEPTEMBER 30, 2008
                                                                     ------------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $   156,033    $    25,910    $    3,673     $   185,616
Cost of sales..........................................        110,691         20,378         3,324         134,393
                                                           -----------    -----------    ----------     -----------
Gross profit...........................................         45,342          5,532           349          51,223
Operating income (loss)................................         33,961          3,019       (16,973)         20,007
Depreciation and amortization expense..................         13,353          2,030         1,093          16,476
Capital expenditures...................................         66,449          2,568         3,519          72,536

                                                                     FISCAL YEAR ENDED SEPTEMBER 30, 2007
                                                                     ------------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------       ---------     ----------
Net sales..............................................    $   116,365    $    31,697    $    2,818     $   150,880
Cost of sales..........................................         82,223         23,689         1,594         107,506
                                                           -----------    -----------    ----------     -----------
Gross profit...........................................         34,142          8,008         1,224          43,374
Operating income (loss)................................         26,536          7,435       (15,862)         18,109
Depreciation and amortization expense..................          7,387          1,333           485           9,205
Capital expenditures...................................         47,321          2,148         3,943          53,412